SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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(as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement.

☐ Definitive Additional Materials.

☐ Soliciting Material Pursuant to Rule 14a-12.

ALTERA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2003

2:00 p.m.

      The annual meeting of stockholders of Altera Corporation, a Delaware corporation, will be held on Tuesday, May 6, 2003, at 2:00 p.m. local time, at Altera’s offices at 101 Innovation Drive, San Jose, California, for the following purposes:

1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

2. To approve an amendment to the 1996 Stock Option Plan to permit the exchange of certain options issued under the 1996 Plan for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options.

3. To approve an amendment to the 1996 Stock Option Plan to increase by 6,000,000 the number of shares of common stock reserved for issuance under the plan.

4. To approve an amendment to the 1987 Employee Stock Purchase Plan to increase by 2,000,000 the number of shares of common stock reserved for issuance under the plan.

5. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

6. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on March 11, 2003 are entitled to notice of, and to vote at, the meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.

      You may mark your votes, date, sign, and return the proxy card or voting instruction form. If you have shares registered directly with our transfer agent, EquiServe Trust Company, you may choose to vote those shares via the Internet at EquiServe’s voting Web site (www.eproxyvote.com/altr), or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at (877) 779-8683 (toll-free). If you hold Altera shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services.

      If your Altera shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the proxy statement for further details.

For the Board of Directors
ALTERA CORPORATION

Katherine E. Schuelke
Secretary

San Jose, California

March 25, 2003

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE -- ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES
DISTRIBUTION AND DILUTIVE EFFECT OF OPTION GRANTS
IN-THE-MONEY AND OUT-OF-THE-MONEY OPTIONS
EQUITY COMPENSATION PLAN INFORMATION
COMPARISON OF CUMULATIVE TOTAL RETURN*
PROPOSAL TWO -- APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN
Potential Exchange Ratios for Possible FMVs Per Share of Our Common Stock
PROPOSAL THREE -- APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN
PROPOSAL FOUR -- APPROVAL OF AMENDMENT TO 1987 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FIVE -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
VOTING VIA THE INTERNET OR BY TELEPHONE
DELIVERY OF VOTING MATERIALS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
THE BOARD OF DIRECTORS OF ALTERA CORPORATION AUDIT COMMITTEE CHARTER
PURPOSE
MEMBERSHIP
DUTIES AND RESPONSIBILITIES
AUTHORITY
MEETINGS
MINUTES
COMMUNICATION AND REPORTING

ALTERA CORPORATION

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the board of directors of Altera Corporation, a Delaware corporation, for use at our annual meeting of stockholders to be held on May 6, 2003, or at any adjournment(s), continuation(s), or postponement(s) of the meeting.

      We use a number of abbreviations in this proxy statement. We refer to Altera Corporation as “Altera,” or “we,” “us,” or “our.” The term “proxy solicitation materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2002” means the 2002 fiscal year, which began on January 1, 2002 and ended on December 31, 2002. Our 2003 annual meeting of stockholders is simply referred to as “the annual meeting” or “the meeting.”

      Our principal executive offices are located at 101 Innovation Drive, San Jose, California 95134. Our telephone number is (408) 544-7000.

      These proxy solicitation materials were mailed on or about March 25, 2003 to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

      Stockholders who owned shares of our common stock at the close of business on March 11, 2003, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. At the record date, we had 381,770,443 shares of common stock issued and outstanding.

How Your Proxy Will Be Voted

      If you complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit a proxy by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposals 1, 2, 3, 4, and 5. In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

Revoking Your Proxy

      You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone, or by mail, or (2) delivering instructions to us at 101 Innovation Drive, San Jose, California 95134 to the attention of Katherine E. Schuelke, Secretary. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the meeting to be effective.

Voting

     Tabulation; Quorum

      Each share of common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. Our transfer agent, EquiServe Trust Company, tabulates the votes. A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

     Treatment of Abstentions; Broker Non-Votes

      In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the following manner. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition to such proposals. With respect to Proposal 1, which requires a plurality vote, and Proposals 2, 3, 4, and 5, which require the affirmative vote of a majority of the common stock present and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2, 3, 4, and 5.

Solicitation of Proxies

      We will pay for the cost of this solicitation. We have retained the services of Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Our board of directors is currently comprised of eight members, seven of whom have been nominated for re-election at the annual meeting. Our current Chairman of the Board, Rodney Smith, has notified us that he will retire as Chairman at the end of his current term and therefore will not stand for re-election at the annual meeting. Our board of directors has voted to reduce the number of board members to seven effective May 6, 2003. Effective on that date, John P. Daane, our President, Chief Executive Officer, and director, will replace Mr. Smith as Chairman of the Board. In addition, Robert W. Reed, our Vice Chairman of the Board, will serve as our lead independent director.

      The nominating and governance committee of the board of directors has nominated the persons named below for election as directors at the annual meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named below. If any of the seven nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

      The names of the nominees and certain information about them are set forth below.

			Director
Name of Nominee	Age	Position(s) with Altera	Since

John P. Daane	39	Chairman of the Board, President, and Chief Executive Officer	2000
Robert W. Reed	56	Vice Chairman of the Board and Lead Independent Director	1994
Charles M. Clough	74	Director	1997
Robert J. Finocchio, Jr.	51	Director	2002
Paul Newhagen	53	Director	1987
Deborah D. Rieman	53	Director	1996
William E. Terry	69	Director	1994

      There is no family relationship between any of our directors or executive officers.

      JOHN P. DAANE has served as our President and Chief Executive Officer since November 2000 and as one of our directors since December 2000. Prior to joining us, Mr. Daane spent 15 years at LSI Logic Corporation, a semiconductor manufacturer, most recently as Executive Vice President, Communications Products Group, with responsibility for ASIC technology development and the Computer, Consumer, and Communications divisions.

      ROBERT W. REED has served as one of our directors since October 1994 and as our Vice Chairman of the Board since January 2001. In January 2003, he was elected lead independent director. In 1996, Mr. Reed retired from his position as Senior Vice President of Intel Corporation, a semiconductor manufacturer. From 1983 to 1991, Mr. Reed was Intel’s Chief Financial Officer.

      CHARLES M. CLOUGH has served as one of our directors since August 1997. In August 1997, Mr. Clough retired from his position as Chairman of the Board of Wyle Electronics, a distributor of semiconductor products and computer systems. From 1982 to 1997, Mr. Clough held various management positions at Wyle Electronics, including President, Chief Executive Officer, and Chairman. Wyle Electronics was one of our authorized distributors in the United States prior to its acquisition by Arrow Electronics, Inc. Prior to joining Wyle Electronics, Mr. Clough spent 27 years with Texas Instruments Inc., a semiconductor company, holding a number of management and executive positions relating to semiconductor operations, including the head of Bipolar operations, the European Semiconductor group and worldwide marketing. Mr. Clough also serves as a director of Fairchild Semiconductor.

      ROBERT J. FINOCCHIO, JR. has served as one of our directors since January 2002 and has been a dean’s executive professor at Santa Clara University, Leavey School of Business, since September 2000. Prior to joining us, he served as Chief Executive Officer and President of Informix Corporation, an information management software company, from July 1997 to July 1999 and Chairman of Informix from July 1997 to September 2000. From December 1988 to May 1997, Mr. Finocchio was employed by 3COM Corporation, a global data networking company, where he held various positions, most recently serving as President, 3COM Systems. Mr. Finocchio also serves as a director of Echelon Corporation, Latitude Communications, Inc., and Turnstone Systems, Inc.

      PAUL NEWHAGEN, one of our founders, has served as one of our directors since July 1987. In March 1998, Mr. Newhagen retired from his position as our Vice President, Administration, a position he had held since December 1994. From June 1993 to November 1994, he served as a consultant to us. From 1983 to 1993, Mr. Newhagen held various management positions with us, including Vice President of Finance and Administration, Chief Financial Officer, and Secretary.

      DEBORAH D. RIEMAN, PH.D., has served as one of our directors since May 1996. Dr. Rieman currently manages a private investment fund. From July 1995 to May 1999, Dr. Rieman was the President and Chief Executive Officer of CheckPoint Software Technologies, Inc., an Internet security software company. Prior to joining CheckPoint, Dr. Rieman held various executive and marketing positions with Adobe Systems

Inc., a computer software company, Sun Microsystems Inc., a computer networking company, and Xerox Corporation, a diversified electronics manufacturer. Dr. Rieman also serves as a director of Corning Inc., Keynote Systems, Inc., and Tumbleweed Communications Corporation.

      WILLIAM E. TERRY has served as one of our directors since August 1994. Mr. Terry is a former director and Executive Vice President of the Hewlett-Packard Company, a diversified electronics manufacturing company. In 36 years at Hewlett-Packard, he held a number of senior management positions, including general manager of Hewlett-Packard’s Data Products and Instrument Groups, and subsequently had overall responsibility for the Measurement Systems Sector. He retired from Hewlett-Packard in November 1993. Mr. Terry also serves as a director of Key Tronic Corporation.

Vote Required and Board of Directors’ Recommendation

      The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Our board of directors recommends that the stockholders vote “FOR” the nominees listed above.

Our Corporate Governance Guidelines

      We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our board of directors has adopted corporate governance guidelines to assist it in fulfilling its responsibilities to stockholders and to our employees, customers, suppliers, and local communities in which we operate. Our corporate governance guidelines, together with our current committee charters, are available, free of charge, in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

Board of Directors and Committees

     Board Composition and Leadership

      It is the policy of the board of directors that a significant majority of the directors be independent. Currently, six of our directors meet the standards for independence as defined by applicable law and the rules of the Nasdaq Stock Market. John Daane, our President and CEO, will become Chairman of the board of directors on May 6, 2003 upon Rodney Smith’s retirement from the board of directors. Robert W. Reed is our lead independent director. The board of directors has standing audit, compensation, and nominating and governance committees.

     Board Meetings

      The board of directors held six meetings during fiscal 2002. During fiscal 2002, no director attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. Our independent directors hold executive sessions without management present at each meeting of the board of directors.

     Audit Committee

      Prior to March 5, 2002, the members of the audit committee were Michael A. Ellison, Paul Newhagen, and Robert W. Reed. Since Mr. Ellison’s retirement on March 5, 2002, the members of the audit committee have been Robert J. Finocchio, Jr., Paul Newhagen, and Robert W. Reed. Messrs. Finocchio, Newhagen, and Reed are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The audit committee held seven meetings during fiscal 2002. The purposes of the audit committee are to oversee (1) the integrity of reported financial results, (2) the quality and adequacy of disclosures, (3) the soundness of Altera’s accounting policies and internal controls, (4) Altera’s compliance with significant applicable financial, legal, and ethical requirements, (5) the independence and performance of Altera’s external auditors, and (6) communications among the external auditors, financial and senior management, and the board of directors. Additional information regarding the audit committee and its members is contained in the “Audit Committee Report” beginning on page 16 of this proxy statement.

     Compensation Committee

      Prior to March 5, 2002, the members of the compensation committee were Michael A. Ellison and William Terry. Since March 5, 2002 when Mr. Ellison retired, the members of the compensation committee have been Deborah D. Rieman and William E. Terry. The compensation committee held three meetings during fiscal 2002. The purposes of the compensation committee are (1) to evaluate and make recommendations to the board regarding the compensation of the CEO, (2) to evaluate and establish the compensation of other executive officers, (3) to annually lead the board in a discussion of the performance of the CEO, and (4) to evaluate and make recommendations to the board regarding the compensation of directors.

     Nominating and Governance Committee

      In 2002 we reconstituted our nominating committee as the nominating and governance committee and adopted a new charter for this committee. Prior to March 5, 2002, the members of the nominating and governance committee were Charles M. Clough, John P. Daane, Paul Newhagen, and William E. Terry. Between March 5, 2002 and April 30, 2002, the members of the nominating and governance committee were Charles M. Clough, John P. Daane, and Paul Newhagen. Between April 30, 2002 and March 4, 2003, the members of the nominating and governance committee were Charles M. Clough and Paul Newhagen. Effective March 4, 2003, the members of the nominating and governance committee are Charles M. Clough, Paul Newhagen, and William E. Terry. The nominating and governance committee held three meetings in fiscal 2002. The purposes of the nominating and governance committee are (1) to identify individuals qualified to become board members and to nominate directors for election; (2) to lead the board in its annual review of the board’s performance; (3) to recommend to the board director nominees for each committee; and (4) to review and make recommendations to the board concerning corporate governance matters. The nominating and governance committee selects candidates for the board by evaluating potential candidates’ decision-making ability, business experience, technological background, personal integrity, reputation, and other factors. In addition, the nominating and governance committee recognizes the benefits of a board of directors that reflects the diversity of our stockholders, employees, and customers, and the community in which it operates. Accordingly, the nominating and governance committee actively seeks qualified candidates for nomination and election to the board of directors in order to reflect such diversity. The nominating and governance committee conducts its evaluation of potential candidates independently and confidentially; therefore, it does not accept stockholder recommendations of candidates. In January 2003, the nominating and governance committee nominated the candidates identified in this proxy for election to our board of directors.

Director Compensation

      Currently, our non-employee directors receive $2,000 for each meeting of our board of directors or a committee of our board of directors attended in person (unless held in conjunction with a meeting of the board of directors as a whole, in which case they receive no extra payment for attendance at the committee meeting), and $1,000 for each meeting attended by telephone. We reimburse non-employee members of the board of directors and its committees for expenses incurred by these members in attending such meetings. We also pay our non-employee directors an annual retainer of $12,000, paid in advance on the date of the annual meeting of stockholders in each year, but prorated for any partial year.

      Each non-employee director is eligible to include the annual retainer and meeting fees, but not expense reimbursements, in our Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). We incur incidental expenses for administration of the Deferred Compensation Plan, and our tax benefit for payments to such directors is delayed until funds (including earnings or losses on the amounts invested pursuant to such plan) are eventually distributed from such plan. We do not pay any additional compensation or guarantee minimum returns to our directors as a result of their participation in the Deferred Compensation Plan.

      Each non-employee director also receives options under our 1998 Director Stock Option Plan, referred to as the “1998 Director Plan,” under which 680,000 shares of common stock are reserved for issuance. The 1998 Director Plan provides for the grant of nonstatutory stock options to each of our non-employee directors. Such grants occur automatically upon commencement of service as a non-employee director and upon re-election as a non-employee director. In 2002, we granted options to purchase an aggregate of 53,333 shares of our common stock to directors upon their re-election as directors. Upon his election to our board of directors in January 2002, Mr. Finocchio received a grant to purchase 40,000 shares of our common stock. The exercise price for option grants to our directors is equal to the closing price of our common stock on the date of the grant. These option grants vest over a period of years according to the terms of the 1998 Director Plan.

      Each non-employee director is also eligible to receive medical, dental, and vision insurance benefits at the same level generally available to our employees.

      Mr. Daane does not receive any additional compensation for his services as a member of the board of directors.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth the shares of common stock beneficially owned by (i) persons known by us to beneficially own greater than 5% of our outstanding stock, (ii) each of our directors, (iii) our Chief Executive Officer and the four other most highly paid executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the record date. All percentage figures in the following table are calculated based on the number of shares of common stock outstanding as of the record date.

	Shares of Common Stock

Name and Address of Beneficial Owner(1)	Number	Percent(2)

Five-Percent Stockholders:
Capital Research and Management Company(3)	39,455,350	10.33%
Capital Group International, Inc.(4)	36,384,860	9.53%
AXA(5)	28,894,832	7.57%
Directors and Executive Officers:
Rodney Smith(6)	6,510,772	1.71%
Robert W. Reed(7)	60,833	*
Charles M. Clough(8)	91,207	*
John P. Daane(9)	1,208,428	*
Robert J. Finocchio, Jr.(10)	23,333	*
Paul Newhagen(11)	2,416,822	*
Deborah D. Rieman(12)	251,496	*
William E. Terry(13)	562,667	*
Denis M. Berlan(14)	2,072,705	*
George Papa (15)	166,667	*
Jordan S. Plofsky(16)	248,830	*
Nathan M. Sarkisian(17)	931,503	*
All directors and executive officers as a group (16 persons)(18)	16,068,055	4.21%

*	Less than 1%.

(1)	The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated in a corresponding footnote, the business address of each of the beneficial owners listed in this table is 101 Innovation Drive, San Jose, California 95134.

(2)	Applicable percentage of ownership is based on 381,770,443 shares of common stock outstanding as of the record date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Based on a filing with the Securities and Exchange Commission on February 10, 2003, indicating beneficial ownership as of December 31, 2002. Capital Research and Management Company beneficially owned these shares as a result of acting as investment advisor to various investment companies. The address for Capital Research and Management is 333 South Hope Street, Los Angeles, California 90071.

(4)	Based on a filing with the Securities and Exchange Commission on February 10, 2003, indicating beneficial ownership as of December 31, 2002. Capital Group International, Inc. beneficially owned these shares as the parent holding company of a group of investment management companies that provide investment advisory and management services for their clients, which include investment companies and institutional accounts. The address for Capital Group International, Inc. is 11100 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025.

(5)	Based on a filing with the Securities and Exchange Commission on February 12, 2003, indicating beneficial ownership as of December 31, 2002. AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle (collectively, “Mutuelles AXA”), as a group, control AXA. AXA in turn owns AXA Financial, Inc. Mutuelles AXA, as a group, does not directly own any shares of our common stock. AXA, through entities it controls, including AXA Financial, has sole or shared power to dispose of 28,891,123 and 3,709 shares of our common stock, respectively, and has sole or shared power to vote 12,610,754 and 8,722,541 shares of our common stock, respectively. Alliance Capital Management L.P., which is a majority-owned subsidiary of AXA Financial, has sole or shared power to dispose of 28,411,652 and 3,709 shares of our common stock, respectively, and has sole or shared power to vote 12,237,819, and 8,722,541 shares of our common stock, respectively. The shares described in the preceding sentence are owned by various individuals and institutional investors for which Alliance Capital Management serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, each of Mutuelles AXA and AXA is deemed to be a beneficial owner of such securities; however, Mutuelles AXA and AXA expressly disclaim that they are, in fact, the beneficial owner of such securities. The business address for AXA is 25, avenue Matignon, 75008 Paris, France; for each member of the Mutuelles AXA other than AXA Courtage Assurance Mutuelle, is 370, rue Saint Honore, 75001 Paris, France; for AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France; and for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(6)	Includes 500,000 shares that Mr. Smith has the right to acquire within 60 days of the record date through exercise of options.

(7)	Represents 60,833 shares that Mr. Reed has the right to acquire within 60 days of the record date through exercise of options.

(8)	Includes 79,167 shares that Mr. Clough has the right to acquire within 60 days of the record date through exercise of options.

(9)	Includes 906,250 shares that Mr. Daane has the right to acquire within 60 days of the record date through exercise of options.

(10)	Includes 13,333 shares that Mr. Finocchio has the right to acquire within 60 days of the record date through exercise of options.

(11)	Includes 233,167 shares that Mr. Newhagen has the right to acquire within 60 days of the record date through exercise of options. Also includes 400 and 300 shares held by Mr. Newhagen’s spouse and daughter, respectively.

(12)	Represents 251,496 shares that Dr. Rieman has the right to acquire within 60 days of the record date through exercise of options.

(13)	Includes 546,667 shares that Mr. Terry has the right to acquire within 60 days of the record date through exercise of options.

(14)	Includes 1,718,667 shares that Mr. Berlan has the right to acquire within 60 days of the record date through exercise of option. Also includes 3,328 shares held by each of Mr. Berlan’s two sons, respectively.

(15)	Includes 116,667 shares that Mr. Papa has the right to acquire within 60 days of the record date through exercise of options.

(16)	Includes 236,667 shares that Mr. Plofsky has the right to acquire within 60 days of the record date through the exercise of options.

(17)	Includes 924,867 shares that Mr. Sarkisian has the right to acquire within 60 days of the record date through exercise of options.

(18)	Includes 6,771,314 shares in the aggregate that executive officers and directors have the right to acquire within 60 days of the record date through exercise of options.

Executive Compensation

     Summary of Officer Compensation

      The following table summarizes the total compensation of our named executive officers, or NEOs, who are the Chief Executive Officer and our four other most highly compensated executive officers in fiscal 2002. The following table also summarizes the total compensation earned by each NEO for our two previous fiscal years.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards

		Annual Compensation						Securities	All Other
						Restricted Stock		Underlying	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Awards ($)		Options (#)	($)

John P. Daane	2002	650,025		18,525		—		500,000	7,210	(1)
President and Chief	2001	614,815	(2)	450,000	(3)	—		500,000	3,029	(1)
Executive Officer	2000	56,669		116,080		7,180,950	(4)	1,500,000	88	(1)

Denis M. Berlan	2002	503,481		11,650		—		250,000	12,937	(5)
Executive Vice President and	2001	472,935	(2)	—		—		250,000	10,051	(5)
Chief Operating Officer	2000	500,019		1,116,150		—		160,000	7,034	(5)

Nathan M. Sarkisian	2002	393,602		6,640		—		200,000	9,460	(6)
Senior Vice President and	2001	367,694	(2)	—		—		220,000	5,108	(6)
Chief Financial Officer	2000	395,915		892,920		—		160,000	5,059	(6)

George Papa	2002	302,447		225,000	(7)	1,104,950	(4)	600,000	4,409	(8)
Senior Vice President, Worldwide Sales

Jordan S. Plofsky	2002	350,013		6,060		—		200,000	6,108	(10)
Senior Vice President,	2001	299,418	(2)	250,000	(9)	282,490	(4)	620,000	2,463	(10)
Applications Business Group

(1)	Represents $5,210 of disability insurance premium, life insurance premium, and medical examination costs, plus a $2,000 contribution by us under the Altera Corporation Savings and Retirement Plan (“401(k) Plan”) in fiscal 2002; $1,029 of disability insurance premium and life insurance premium, plus a $2,000 contribution by us under the 401(k) Plan, in fiscal 2001; and $88 of life insurance premium that we paid in fiscal 2000.

(2)	On June 16, 2001, all executive officers of the company agreed to a voluntary reduction in salary of 10% for the remainder of 2001.

(3)	Represents a hire-on bonus that we agreed to pay Mr. Daane when he started his employment in November 2000 and that was paid to him in February 2001.

(4)	Represents the dollar value (less the par value per share paid by Mr. Daane, Mr. Plofsky, and Mr. Papa) of the restricted stock award determined by multiplying the closing market price of our common stock on the grant date by the number of shares granted — 300,000 shares at $23.9375 per share for Mr. Daane, 10,000 shares at $28.25 per share for Mr. Plofsky, and 50,000 shares at $22.10 per share for Mr. Papa. At December 31, 2002, Messrs. Daane, Plofsky, and Papa held 100,000, 7,500, and 50,000 unvested shares of restricted stock having a value of $1,232,900, $92,467.50 and $616,450, respectively, based upon a closing price of $12.33 per share (less the par value per share paid by Mr. Daane, Mr. Plofsky, and Mr. Papa) of our common stock as reported on the Nasdaq Stock Market on December 31, 2002. Dividends, if any, are paid on all restricted stock to the same extent as any other shares of our common stock.

(5)	Represents $10,937, $8,051, and $5,534 of disability insurance premium, life insurance premium, and medical examination costs that we paid in fiscal 2002, fiscal 2001, and fiscal 2000, respectively, plus a $2,000 contribution by us under our 401(k) Plan in fiscal 2002 and fiscal 2001, and a $1,500 contribution by us under our 401(k) Plan in fiscal 2000.

(6)	Represents $7,460, $3,108, and $3,559 of disability insurance premium, life insurance premium, and medical examination costs that we paid in fiscal 2002, fiscal 2001, and fiscal 2000, respectively, plus a $2,000 contribution by us under our 401(k) Plan in fiscal 2002 and fiscal 2001, and a $1,500 contribution by us under our 401(k) Plan in fiscal 2000.

(7)	Represents a $75,000 hire-on bonus that we agreed to pay Mr. Papa when he started his employment in February 2002 and that was paid to him in May 2002, plus a guaranteed executive bonus for fiscal 2002 in the amount of $150,000.

(8)	Represents $2,950 of disability insurance premium and life insurance premium costs that we paid in fiscal 2002 and a $1,458 contribution by us under our 401(k) Plan in fiscal 2002.

(9)	Represents a hire-on bonus that we agreed to pay Mr. Plofsky when he started his employment in February 2001 and that was paid to him in April 2001.

(10)	Represents $4,108 and $1,690 of disability insurance premium and life insurance premium that we paid in fiscal 2002 and fiscal 2001, respectively, plus a $2000 and $772 contribution by us under our 401(k) Plan in fiscal 2002 and fiscal 2001.

     Options Granted During Fiscal 2002

      The following table summarizes the grants of options to purchase our common stock made to our NEOs.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

			% of Total			Potential Realizable Value
	Number of		Options			at Assumed Annual Rates of
	Securities		Granted to			Stock Price Appreciation for
	Underlying		Employees	Exercise		Option Term(2)
	Options		in Fiscal	Price	Expiration
Name	Granted(1)		Year	($/share)	Date	5% ($)	10% ($)

John P. Daane	500,000(	3)	4.02%	13.91	12/03/2012	4,373,962	11,084,479
Denis M. Berlan	250,000(	3)	2.01%	13.91	12/03/2012	2,186,981	5,542,239
Nathan M. Sarkisian	200,000(	3)	1.61%	13.91	12/03/2012	1,749,585	4,433,792
George Papa	400,000(	4)	3.22%	22.10	02/19/2012	5,559,429	14,088,683
	200,000(	3)	1.61%	13.91	12/03/2012	1,749,585	4,433,792
Jordan S. Plofsky	200,000(	3)	1.61%	13.91	12/03/2012	1,749,585	4,433,792

(1)	The options shown in the table are nonstatutory stock options that were granted at fair market value under our 1996 Stock Option Plan, as amended.

(2)	The 5% and 10% assumed compound rates of annual stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

(3)	Twenty-five percent of the shares subject to the option vest on December 3, 2003, and the remainder vest monthly over the following thirty-six months.

(4)	Represents a new-hire grant for Mr. Papa whereby 100,000 shares subject to the option vested on February 19, 2003 and 8,333.33 shares vest monthly from February 19, 2003 to February 19, 2006.

     Option Exercises and Fiscal 2002 Year-End Values

      The following table provides the specified information concerning exercises of options to purchase our common stock and the fiscal year-end value of unexercised options held by each of our NEOs.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired on	Value	Options at Fiscal Year-End		Fiscal Year-End ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John P. Daane	—	—	781,250	1,718,750	—	—
Denis M. Berlan	—	—	1,618,666	893,334	8,229,139	78,157
Nathan M. Sarkisian	—	—	833,200	805,000	2,643,996	39,076
George Papa	—	—	—	600,000	—	—
Jordan S. Plofsky	—	—	183,333	636,667	—	—

(1)	Amounts reflecting gains on outstanding stock options are based on the price of $12.33 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2002.

Option Program

      Our stock option program is a broad-based, long-term retention program intended to attract, motivate, and retain talented employees as well as align stockholder and employee interests. We currently grant stock options under two plans: the 1996 Stock Option Plan, which provides for the periodic issuance of stock options to our employees, and the 1998 Director Stock Option Plan, which provides for the periodic issuance of stock options to members of our board of directors who are not employees.

      We monitor dilution related to our option program by comparing net option grants in a given year to the number of shares outstanding. The dilution percentage is calculated as the new option grants for the year, net of options forfeited by employees leaving the company, divided by the total outstanding shares at the beginning of the year. The option grant dilution percentages were 2.4% in fiscal year 2002, 2.3% in fiscal year 2001, and 2.8% in fiscal year 2000. We also have a share repurchase program where we regularly repurchase shares from the open market to offset dilution related to our option program.

      For 2002, options granted to our NEOs amounted to 1.8 million shares, or 14% of the approximately 12.5 million total options granted. For additional information regarding options granted to our NEOs in 2001 and 2000, please see the Summary Compensation Table on page 8.

      The following table provides information regarding the distribution and dilutive effect of options granted.

DISTRIBUTION AND DILUTIVE EFFECT OF OPTION GRANTS

	Years Ended
	December 31,

	2002	2001	2000

Net grants during the period as percentage of outstanding shares	2.4%	2.3%	2.8%
Grants to NEOs during the period as percentage of total options granted*	14.0%	13.1%	13.6%
Grants to NEOs during the period as percentage of outstanding shares	0.5%	0.4%	0.5%
Cumulative options held by NEOs as percentage of total options outstanding	13.4%	11.3%	9.7%

*	Percentages include new-hire option grants to Mr. Daane, Mr. Plofsky, and Mr. Papa in 2000, 2001 and 2002, respectively.

      The following table provides information regarding outstanding in-the-money and out-of-the-money options and related weighted average exercise prices as of December 27, 2002.

IN-THE-MONEY AND OUT-OF-THE-MONEY OPTIONS

	Exercisable		Unexercisable		Total

(In thousands, except price per share amounts)	Shares	Price	Shares	Price	Shares	Price

In-the-Money	17,647	$6.21	839	$9.41	18,486	$6.35
Out-of-the-Money	10,078	23.88	31,566	23.36	41,644	23.49

Total Options Outstanding	27,725	$12.63	32,405	$23.00	60,130	$18.22

      In-the-money options are options with an exercise price (the amount of money the employee would have to pay to exercise the options) that is less than $12.33 per share, which was the closing price of our common stock as reported on the Nasdaq Stock Market on December 31, 2002. Options are considered to be out-of-the-money if the exercise price is greater than the market price. We include in-the-money options in computing diluted income per share. Out-of-the-money stock options are excluded in this calculation, as their effect is anti-dilutive.

Equity Compensation Plan Information

      The following table provides information as of December 27, 2002 regarding equity compensation plans approved and not approved by our security holders:

EQUITY COMPENSATION PLAN INFORMATION

			Number of Securities
			Remaining Available for
		Weighted-Average	Future Issuance Under
	Number of Securities to be Issued	Exercise Price of	Equity Compensation Plans
(In thousands, except price per share	Upon Exercise of Outstanding	Outstanding Options,	(Excluding Securities
amounts)	Options, Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders	59,863	$18.29	9,686 (1)
Equity Compensation Plans Not Approved by Security Holders	45 (2)	6.45	—

Total	59,908 (3)	$18.28	9,686

(1)	Consists of 7,580,017 shares available for future issuance under our 1996 Stock Option Plan, 342,500 shares available for future issuance under our 1998 Director Stock Option Plan, and 1,763,709 shares available for future issuance under our 1987 Employee Stock Purchase Plan.

(2)	Represents options to purchase 45,000 shares granted to Paul Newhagen in May 1998 upon his transition from an employee director to a non-employee director. All shares underlying the options are fully vested.

(3)	Does not include information for options assumed in connection with mergers and acquisitions. As of December 31, 2002, a total of 221,253 shares of our common stock with a weighted-average exercise price of $3.03 were issuable upon exercise of such outstanding options.

Employment Contracts and Change of Control Arrangements

      In connection with our employment of John P. Daane as our President and Chief Executive Officer and as an inducement essential to Mr. Daane’s accepting employment with us and in recognition of the best interests of our stockholders, which we believe is served by the continuing employment of key management personnel, we entered into a severance agreement and a change in control severance agreement with Mr. Daane. Under the severance agreement, Mr. Daane is entitled to receive payment equivalent to two year’s of his then current salary and one year of accelerated vesting of his stock options and restricted stock. The severance payments are payable only if we terminate Mr. Daane for reasons other than his death or for cause, as defined in the agreement. Mr. Daane is not eligible for severance payments if he is eligible to receive benefits under the change in control agreement. Mr. Daane is not entitled to receive severance payments if he voluntarily terminates his employment for any reason. As a condition to receiving the severance payments, Mr. Daane must execute a release, releasing and waiving any claims he may have against us. The severance agreement will expire on November 30, 2005, unless the board of directors extends it in its sole discretion.

      Under the change in control agreement, Mr. Daane is entitled to receive severance compensation if within 24 months following a change in control one or more of the following events, referred to as “triggering events,” occur:

•	Mr. Daane is terminated within 24 months of a change in control for reasons other than death or for cause (as defined in the agreement);

•	Mr. Daane is reassigned to a position other than CEO and he terminates his employment within 90 days of such reassignment; or

•	we move our headquarters more than 60 miles from its present location and he terminates his employment within 90 days of such move.

      A change in control is generally defined as the acquisition, directly or indirectly, of 50% or more of either (1) the total combined voting power of our outstanding common stock or (2) the total fair market value of our common stock. Upon the occurrence of a triggering event, Mr. Daane is entitled to receive the following compensation:

•	24 months of his then current base salary;

•	a bonus equivalent to two times his target bonus, if any, for the fiscal year in which the change in control occurs; and

•	accelerated vesting of all options and restricted stock granted or issued at least six months prior to the change in control.

The change in control agreement will terminate November 30, 2005, unless earlier terminated as a result of a change in control.

      In November 2000, the board of directors also approved the sale of 300,000 shares of our common stock to Mr. Daane at a purchase price equal to the par value per share. Until the shares of common stock become vested, (1) Mr. Daane may not transfer such shares, and (2) upon termination of Mr. Daane’s employment, we have the right to repurchase the shares at the original purchase price for a period of 90 days following the date of such termination. Subject to Mr. Daane’s continued employment with us, the restrictions on 33.33% of the shares will lapse annually over three years. As of the record date, the restrictions on 200,000 shares had lapsed. In addition, these unvested shares are subject to accelerated vesting in accordance with the terms of the severance agreement and change in control agreement. The sale of the common stock to Mr. Daane was made to compensate him for compensation and benefits that he forfeited upon termination of his prior employment and as an incentive for continued service and achievements in the future.

      In February 2001, the stock option plan committee of the board of directors approved a grant of 10,000 shares of our restricted common stock to Jordan S. Plofsky, our current Senior Vice President, Applications Business Groups. In March 2001, Mr. Plofsky purchased the 10,000 shares at the par value per share. Until the shares of common stock become vested, (1) Mr. Plofsky may not transfer such shares, and (2) upon termination of Mr. Plofsky’s employment, we have the right to repurchase the shares at the original purchase price for a period of 90 days following the date of such termination. Subject to Mr. Plofsky’s continued employment with us, the restrictions on 25% of the shares will lapse annually over four years. As of the record date, the restrictions on 5,000 shares had lapsed. The restricted stock grant to Mr. Plofsky was made to compensate him for stock options that he forfeited upon termination of his prior employment and were scheduled to vest in a short term.

      In February 2002, the stock option plan committee of the board of directors approved a grant of 50,000 shares of our restricted common stock to George Papa, our current Senior Vice President, Worldwide Sales. In July 2002, Mr. Papa purchased the 50,000 shares at the par value per share. Until the shares of common stock become vested, (1) Mr. Papa may not transfer such shares, and (2) upon termination of Mr. Papa’s employment, we have the right to repurchase the shares at the original purchase price for a period of 90 days following the date of such termination. Subject to Mr. Papa’s continued employment with us, the restrictions on 25% of the shares will lapse annually over four years. As of the record date, the restrictions on 12,500 shares had lapsed. The restricted stock grant to Mr. Papa was made to compensate him for stock options that he forfeited upon termination of his prior employment and were scheduled to vest in a short term.

Compensation Committee Interlocks and Insider Participation

      The members of the compensation committee are Deborah D. Rieman and William E. Terry. Neither Ms. Rieman nor Mr. Terry was at any time during fiscal 2002 or at any other time an officer or employee of Altera. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

      The compensation committee is appointed by the board of directors and is currently comprised of two independent directors, as defined by applicable law, the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc., or NASD. The compensation committee operates under a written charter, which was amended and restated by the board of directors in October 2002 and is available on our website at www.altera.com. As set forth in its charter, the primary responsibilities of the compensation committee are (1) to evaluate and make recommendations to the board regarding the compensation of our Chief Executive Officer, (2) to evaluate and establish the compensation of other executive officers, (3) to annually lead the board in a discussion of the performance of the CEO, and (4) to evaluate and make recommendations to the board regarding the compensation of members of the board. Additionally, the compensation committee, in consultation with the CEO, may also review and establish general compensation policies and programs for employees other than the CEO and executive officers.

     Executive Compensation Philosophy and Objectives

      The primary objectives of our executive compensation policies are to:

•	attract, motivate, and retain highly qualified executives;

•	align management and stockholder interests by tying cash compensation and long-term equity incentive programs to financial performance, including increased returns to stockholders; and

•	reward executives based upon our financial performance at levels competitive with peer companies.

      The compensation committee seeks to maintain executives’ aggregate compensation, including salary, bonus, and long-term equity incentives, at a level competitive with peer companies in the semiconductor industry that approximate our size in terms of employees, revenue, and capitalization. Many of these companies are included in the S&P 500 Semiconductor Index used in the performance graph appearing in this proxy statement. In addition, as we compete for executive talent outside of those companies included in the S&P 500 Semiconductor Index, companies outside this index are selected for inclusion in our peer group based on several criteria, including size, growth rates, similar financial performance, industry leadership status, innovation, and the extent to which they compete with us for executives.

     Components of Compensation

     Cash Compensation

      Cash compensation for our executive officers consists of a fixed base salary and an annual bonus based on our financial performance. In order to implement our philosophy that executives be rewarded for achieving positive financial results, the compensation committee has designed the bonus plan to significantly affect the total compensation of our executives depending on our success in meeting annual financial goals. In setting these annual goals, the compensation committee considers various factors including the anticipated introduction of new products, general economic conditions, market conditions, and our competitive position relative to our competitors. The compensation committee intends that the goals be aggressive, emphasizing strong revenue growth and consistent net income. In order to achieve the purpose of the plan, the financial goals set by the compensation committee and the corresponding bonus targets are communicated to participants prior to the beginning of the fiscal year.

     Long-Term Equity Compensation

      Long-term equity incentives, including stock options and stock purchase rights granted pursuant to our stock option and stock purchase plans, directly align the economic interests of our executive officers and other employees with those of our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time in order for the options to vest fully.

Options are granted to employees and executives following a yearly review of individual performance and consideration of the individual’s long-term value to us.

     CEO Compensation

      Mr. Daane is our CEO and President. In determining Mr. Daane’s compensation, the compensation committee reviewed comparative financial and pay data of the peer companies described above. Based upon this review, in December 2002, the compensation committee recommended to the board of directors that Mr. Daane’s salary be increased from $650,000 to $700,000 in recognition of the significant contributions he has made since joining the company and because his salary was below that of CEOs at peer companies. The independent directors agreed with this recommendation and voted to increase Mr. Daane’s salary to $700,000 effective January 1, 2003.

      For fiscal 2002, the compensation committee recommended and the board approved that Mr. Daane receive a bonus of $18,525. The amount of the bonus was based on the increase in net income over the prior year and also took into account financial targets, market conditions, and performance goals established prior to the beginning of the fiscal year.

      We grant stock options to the CEO based primarily on the compensation committee’s evaluation of the CEO’s ability to influence our long-term growth and profitability. The board of director’s determination of the size of the option grant is made in its discretion based principally on the compensation committee’s estimation of the equity incentive value of the CEO’s unvested option position. In 2002, we granted Mr. Daane options to purchase 500,000 shares of our common stock.

     Other Executive Compensation

      The compensation committee follows the executive compensation philosophy and objectives described above in determining compensation for other executive officers. The CEO recommends to the compensation committee base salaries for executive officers that are within the range of salaries for persons holding similar positions at peer companies. In setting executive officer salaries, the CEO and the compensation committee also consider factors such as our performance relative to peer companies and the individual officer’s past performance and future potential.

      Cash bonuses were paid to executive officers for fiscal 2002 in accordance with the executive officer bonus plan, which is largely based on the company’s financial performance.

      As with the CEO, the size of the stock option grant to each executive officer is determined by the compensation committee’s evaluation of that officer’s ability to influence our long-term growth and profitability. In addition, the compensation committee considers the incentive effect of additional option grants given the stock options then held by such executive officers and the amount of those options that are not yet vested.

     Other Compensation Considerations

      Under Section 162(m) of the Internal Revenue Code we may not receive federal income tax deduction for compensation paid to any of the four most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. We designed our 1987 Employee Stock Purchase Plan and our 1996 Stock Option Plan as performance-based plans and therefore compensation realized in connection with exercises of options granted under these plans is exempt under the statute. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible.

William E. Terry, Chairman Compensation Committee	Deborah D. Rieman, Member Compensation Committee

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

      Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were complied with.

Company Performance

      The following graph shows a comparison, since December 31, 1997, of cumulative total return for Altera, Standard & Poor’s 500 Index, and Standard & Poor’s 500 Semiconductor Index.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Assumes $100 invested on December 31, 1997 in our common stock, Standard & Poor’s 500 Index, and Standard & Poor’s 500 Semiconductor Index. Total return is based on historical results and is not intended to indicate future performance.

*	Total return assumes reinvestment of dividends for Standard & Poor’s 500 Index and Standard & Poor’s 500 Semiconductor Index. We have never paid dividends on our common stock.

**	In previous years, we have compared the performance of our common stock in the graph above against Standard & Poor’s Semiconductor Index. However, due to the discontinuance of that index on December 31, 2001, this year we have selected Standard & Poor’s 500 Semiconductor Index as our new published industry index.

Audit Committee Report

      The following is a report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2002, which include our consolidated balance sheets as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

      The audit committee is comprised solely of independent directors, as defined by applicable law, the Securities and Exchange Commission, or SEC, and the National Association of Securities Dealers, Inc., or NASD, and at least one member of the audit committee meets the criteria of a financial expert, as such term is defined by applicable law and the SEC. The audit committee operates under a written charter adopted by the board of directors. The audit committee reviews and assesses the adequacy of its charter on an annual basis. The audit committee charter was most recently modified by the board of directors in October 2002 and is attached to this proxy statement as Appendix A.

      In general, the audit committee charter sets forth:

•	the scope of the audit committee’s responsibilities and the means by which it carries out those responsibilities;

•	the external auditors’ accountability to the board of directors and the audit committee; and

•	the audit committee’s responsibility to monitor the independence of the external auditors.

      As described in its charter, the purpose of the audit committee is to oversee (1) the integrity of reported financial results, (2) the quality and adequacy of disclosures, (3) the soundness of our accounting policies and internal controls, (4) our compliance with significant applicable financial, legal, and ethical requirements, (5) the independence and performance of our external auditors, and (6) communications among the external auditors, financial and senior management, and the board of directors. Management is responsible for the preparation, presentation, and integrity of our financial statements; selection of accounting and financial reporting principles; and maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP, our external auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

      The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the external auditors. The committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the external auditors on the basis of the information it receives, discussions with management and the external auditors, and the experience of the committee’s members in business, financial, and accounting matters.

      The committee members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our external auditors included in their report on our financial statements. The committee’s oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the external auditors do not assure that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that our external auditors are in fact “independent.”

      Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters, and the extent to which the external auditors may be retained to perform non-audit services. The audit committee has sole responsibility to retain and replace our external auditors. It is the policy of the audit committee to formally review the performance of the audit firm on an annual basis in order to determine whether rotation of audit firms is appropriate. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls. The audit committee must approve, in advance, all permissible non-audit services performed by the external auditors and, unless otherwise performed by a comparable body of the board of directors, the audit committee must review and approve all related-party transactions, as such term is defined by the SEC and NASD. Management and external auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the external auditors.

     Review with Management

      The audit committee held seven meetings during fiscal 2002. The audit committee has reviewed and discussed our audited financial statements with management. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     Review and Discussions with Independent Accountants

      During 2002, the audit committee held meetings with management and the external auditors to discuss the overall scope and plans for the audit. The committee also met with our external auditors, with and without management present, to discuss the results of its independent audit and its evaluations of our internal controls. In addition, the committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 and held discussions with management and PricewaterhouseCoopers LLP on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

      The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from us and our related entities) and has discussed with PricewaterhouseCoopers LLP its independence from us. In addition, the audit committee has also considered whether the provision of those services set forth in the table below is compatible with PricewaterhouseCoopers LLP maintaining its independence from us.

     Conclusion

      Based on the review and discussions with management and our external auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Robert W. Reed, Chairman Audit Committee	Robert J. Finocchio, Member Audit Committee	Paul Newhagen, Member Audit Committee

Audit Fees

      The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2002:

Description of Services

Audit fees(1)	$517,000
Financial information systems design and implementation fees(2)	—
All other fees(3)	595,000

Total	$1,112,000

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our 2002 annual financial statements and for the review of the financial statements included in our quarterly reports during such period.

(2)	Represents the aggregate fees billed for operating or supervising the operation of our information system or managing our local area network and/or designing or implementing a hardware or software system that aggregates data or generates information that is significant to the generation of our financial statements.

(3)	Represents the aggregate fees billed in 2002 for services other than audit, which consisted primarily of tax services totaling $560,000. These tax services include tax return compliance and examination services ($188,000), expatriate tax compliance services ($120,000), and worldwide tax planning and consulting services ($252,000). The remaining services include auditing the financial statements required by the Advanced Pricing Agreement that we have with the Internal Revenue Service ($32,000) and reviewing and consenting to S-8 Registration Statements ($3,000).

Certain Relationships and Related Transactions

      We have entered into various compensation arrangements with some of our executive officers, which are discussed under “Employment Contracts and Change of Control Arrangements” on page 12.

PROPOSAL TWO — APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

      At the annual meeting, the stockholders are being requested to approve an amendment of the 1996 Stock Option Plan, referred to as the “1996 Plan,” to permit the exchange of certain options issued under the 1996 Plan for a lesser number of new options to be granted at least six months and one day from the cancellation of the surrendered options (the “Option Exchange Program”).

Introduction

      Our board of directors has determined that it would be in the best interests of Altera and our stockholders to amend the 1996 Plan to provide eligible employees, other than our directors and six most highly compensated officers, a one-time opportunity to exchange certain stock options issued under the 1996 Plan for a lesser number of options to be granted at least six months and one day from the date that the surrendered options are cancelled. The new options would have an exercise price equal to at least the fair market value of our common stock, as defined in the 1996 Plan, on the date of the new grant. The text of the stock plan amendment is attached as Appendix B. A general description of the principal terms of the 1996 Plan is set forth in “PROPOSAL THREE — APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN.”

      This Option Exchange Program, if approved by our stockholders, will benefit the broad base of our employees and the employees of our subsidiaries, who are our most important resource and are critical to our future growth. Our six most highly compensated officers, who are listed below, will not be permitted to participate in this program:

John P. Daane	President and Chief Executive Officer
Denis M. Berlan	Executive Vice President and Chief Operations Officer
Nathan M. Sarkisian	Senior Vice President and Chief Financial Officer
Erik R. Cleage	Senior Vice President, Marketing
George Papa	Senior Vice President, Worldwide Sales
Jordan S. Plofsky	Senior Vice President, Applications Business Groups

Additionally, the members of our board of directors will not be permitted to participate in this program.

      Stock options are an important part of our compensation program because they help motivate and reward our employees’ efforts to increase the success and growth of our company. By granting stock options to employees, we further align their interests with those of our stockholders and motivate them to remain employed with us over the long term.

      Our stock price has declined significantly since its peak in 2000 as a result of the severe economic downturn in the technology sector, which has impacted our business, and the reduction in equity prices generally. Most of our employees and the employees of our subsidiaries now hold stock options with exercise prices that greatly exceed the current market price of our common stock. Consequently, these options have diminished value as an incentive to motivate and retain our valuable employees. Additionally, they will remain outstanding with the potential to dilute stockholders’ interests for up to ten years from the grant date unless they are cancelled or otherwise forfeited.

      In order to increase the motivational and retention value of our stock option program and to decrease the potentially dilutive effect of the large number of options held by employees that have exercise prices substantially above the current market price of our common stock, we are proposing a “value neutral” exchange. This means that employees who elect to participate in the Option Exchange Program will receive a smaller number of new options than they surrender in the exchange. Additionally, the new options will have a new vesting schedule, thus requiring employees to continue their employment with us in order to realize any benefit from the new options.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the amendment to the 1996 Plan. To provide incentives to eligible employees and to further align their interests directly with those of the stockholders, our board of directors has unanimously approved the proposed amendment and recommends that stockholders vote “FOR” such amendment.

Description of the Option Exchange Program

     Implementing the Option Exchange Program

      Our board of directors authorized the Option Exchange Program on March 4, 2003, upon the recommendation of its compensation committee and subject to stockholder approval of the amendment to the 1996 Plan. If the stockholders approve this proposal and at the discretion of our board of directors, eligible employees may be offered the opportunity to participate in the Option Exchange Program on a date to be determined after the annual meeting.

      Upon the commencement of the Option Exchange Program, eligible employees will be offered the opportunity to participate in the Option Exchange Program under an Offer of Exchange to be filed with the SEC and distributed to all eligible employees. Eligible employees will be given at least twenty (20) U.S. business days in which to accept the offer. The surrendered options will be cancelled on the first business day following this election period. The new options will be granted no earlier than six months and one day following the cancellation of the old options.

     Exchange Ratios

      The number of options that an employee must surrender in order to obtain a new option is called the exchange ratio. For example, an exchange ratio of 3.00 means that an employee must surrender three old options in order to receive one new option. Various exchange ratios will be set corresponding to the exercise prices of the eligible stock options. The exchange ratios will be determined in a manner designed to be value neutral in order to reduce stockholder dilution. The number of new options granted according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis.

      The table below, which shows potential exchange ratios for various exercise prices and possible share prices for our common stock, was constructed using the Black-Scholes valuation model, which is a widely recognized and accepted method to determine the value of a stock option. The Black-Scholes valuation model takes into account a number of variables, including stock price, exercise price, stock volatility, risk-free rate of return, historical dividend yield and the remaining term of the options being valued. We have relied on Frederick W. Cook & Co., a nationally recognized independent consulting firm, to help us determine the appropriate option values and resulting exchange ratios that appear in the table below.

      Because there will be an approximately three-month delay between the date that this proxy will be mailed to stockholders and the date the Option Exchange Program may commence, on May 23, 2003 we will select the option exchange ratios from the table below based on the fair market value of our common stock, which is defined as the average closing price over the twenty trading days preceding May 23, 2003 (the “FMV”).

Potential Exchange Ratios for Possible FMVs Per Share of Our Common Stock

	Exercise Price of
Tier	Old Options	$7.00 per share	$9.50 per share	$12.00 per share	$14.50 per share	$17.00 per share

1	$48.00 or Higher	5.00	4.00	3.00	2.50	2.25
2	$40.00 — $47.99	3.50	3.00	2.50	2.25	1.75
3	$30.00 — $39.99	2.50	2.25	2.00	1.75	1.50
4	$26.00 — $29.99	2.25	2.00	1.50	1.50	1.25
5	Below $26.00*	2.00	1.75	1.50	1.50	1.25

*	An option will be eligible for the exchange only if its exercise price is at least 150% of the FMV of our common stock on May 23, 2003. Consequently, certain options in this tier (“Below $26.00”) may not be eligible for the exchange.

      If the FMV calculated on May 23, 2003 falls between any two of the values listed across the top row of the table above, we will interpolate between these values to determine an appropriate exchange ratio, rounded to the nearest 0.25 share. For example, if the FMV on May 23, 2003 is $10.25 per share, the interpolated tier 1 exchange ratio would be 3.75, which is the closest 0.25 share increment between the exchange ratios of 3.00 and 4.00 that corresponds to the relative value of the $10.25 per share FMV in relationship to the $9.50 per share and $12.00 per share FMVs listed in the table above. The exchange ratios for tiers 2 through 5 for a FMV of 10.25 per share would be those shown for a FMV of $9.50 per share. If the FMV calculated on May 23, 2003 is below $7.00 per share or above $17.00 per share, the exchange ratios will be recalculated with the assistance of F.W. Cook using the same valuation methodology described above. If the FMV calculated on May 23, 2003 is above $25.00 per share, the board of directors has determined that the Option Exchange Program will be cancelled.

      If an employee elects to participate in the Option Exchange Program, he or she will be required to tender any options granted within the six months preceding the commencement of the Option Exchange Program (“Six Months Prior Options”). This six-month rule is necessary in order to avoid unfavorable accounting treatment for the new options that would result if a participant in the Option Exchange Program were permitted to keep any Six Months Prior Options. Such options will be replaced on a value neutral basis. There were 97,700 shares subject to options granted to eligible employees between December 4, 2002 and March 11, 2003, the record date. We do not anticipate making a material number of new option grants to eligible employees before the offering period begins. The options granted to replace the Six Months Prior Options will have the same vesting schedule and term of the Six Months Prior Options, except to the extent necessary to comply with foreign laws or to be eligible for favorable foreign tax treatment. For example, if a Six Months Prior Option had an expiration date of January 15, 2013 and twenty-five percent of the shares subject to that option are scheduled to vest on January 15, 2004, the replacement option will expire on January 15, 2013 and twenty-five percent of the shares subject to the new option will be scheduled to vest on January 15, 2004.

     Outstanding Options Eligible for Exchange

      In order to be eligible for exchange under the proposed Option Exchange Program, the options must (1) be held by an eligible employee and (2) except in the case of options granted less than six months and one day prior to the commencement of the Option Exchange Program, have an exercise price at least 1.5 times the FMV of our common stock as of May 23, 2003. Options granted less than six months and one day prior to the commencement of the Option Exchange Program are eligible to be exchanged even if they have an exercise price less than 1.5 times the FMV of our common stock as of May 23, 2003.

     Eligible Employees

      If implemented, we will offer the Option Exchange Program to all of our existing employees and the employees of our subsidiaries worldwide who hold eligible stock options except for (1) our six most highly compensated officers, (2) employees hired after December 1, 2002, and (3) employees located in countries where we decide, in our sole discretion, that it is not feasible or practical under local regulations to offer the Option Exchange Program. Members of our board of directors will not be eligible to participate.

      An employee who tenders his or her options for exchange will receive new options in exchange only if he or she is employed by us or one of our subsidiaries on the date that the new options are granted.

     Election to Participate

      If the Option Exchange Program is commenced, eligible employees will have the choice, on a grant-by-grant basis (i.e., options granted on the same date with the same exercise price) whether to cancel grants of stock options and exchange them for new options in accordance with the exchange ratios. As noted above, options below a certain exercise price will not be eligible for exchange based on the exchange ratios. Once an employee elects to participate, he or she must also tender any options granted within the six months preceding the commencement of the Option Exchange Program. As noted above, this six-month rule is necessary in order to avoid unfavorable accounting treatment on the new options.

     Exercise Price of New Options

      Subject to possible differences in certain international locations, the new options will have an exercise price equal to the fair market value of our common stock on the date of the new grant, which is defined by the terms of the 1996 Plan. The new options will be granted at least six months and one day following the cancellation of the old options.

     Vesting of New Options

      Except in certain countries outside of the United States as determined by us in our sole discretion, the new options will vest over a thirty-month period with twenty percent vesting on the six-month anniversary of the grant date and the remainder vesting in equal amounts on a monthly basis. This means that all replacement options will be unvested at the time of the new grant, regardless of whether the options exchanged were partially or wholly vested, except in the case of options granted within the six months prior to the commencement of the Option Exchange Program, which, as noted above, will vest according to the original vesting schedule.

     Term of New Options

      The term of an option is the length of time during which it may be exercised. Except in certain countries outside the United States as determined by us in our sole discretion and except in the case of the Six Months Prior Options, each new option will have a term of seven years.

     Other Conditions of New Options

      The new options will otherwise be governed by the terms of the 1996 Plan.

     Accounting Treatment

      We have designed the Option Exchange Program to comply with current Financial Accounting Standards Board guidelines so that we will receive the same accounting treatment for the new options as we receive for the current options. This means that the Option Exchange Program has been designed so that we will not be subject to accounting compensation charges against our earnings from the grant of new options under current accounting standards. However, accounting standards in this area may change prior to the issuance of the new options. If this were to happen, we might not receive the intended accounting treatment, we might modify the program as necessary to ensure the same accounting treatment, or we might choose to terminate the offer prior to the cancellation of the old options.

     U.S. Federal Income Tax Consequences

      The exchange of options should be treated as a non-taxable exchange, and Altera and our employees should recognize no income for U.S. federal income tax purposes upon the grant of the new options. Please note that foreign tax consequences may vary. All new options will be non-qualified stock options for U.S. federal income tax purposes.

     Potential Modification to Terms to Comply With Governmental Requirements

      The terms of the Option Exchange Program will be described in a Tender Offer Statement that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Option Exchange Program to comply with SEC comments. In addition, it is currently our intention to make the Option Exchange Program available to employees who are located outside of the United States, where permitted by local law and where we determine it is practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the United States to comply with local requirements or for tax or accounting reasons.

     Benefits of the Option Exchange Program to Employees and Officers

      Because participation in the Option Exchange Program will be voluntary, we cannot predict how many employees will choose to participate and how many options they will tender. The following table shows the maximum number of options that are eligible to be cancelled and the maximum number of options that would be reissued at the exchange ratio based on a fair market value of $12.00 per share of our common stock, assuming all eligible employees elect to participate in the Option Exchange Program. As noted above, neither our six most highly compensated officers nor our directors will be eligible to participate in the Option Exchange Program.

	Maximum Number of	Maximum Number of
	Shares of Stock Underlying	Shares of Stock Underlying
	Existing Options that May	New Options that May
	Be Cancelled	Be Granted

All Eligible Employees (Other Than Executive Officers) as a Group	21,547,083	13,077,127
All Executive Officers (Other Than the Six Most Highly Compensated Officers) as a Group	817,750	545,167

     Effect on Stockholders

      We are not able to predict with certainty the effect the Option Exchange Program will have on our stockholders as we are unable to predict how many eligible employees will elect to participate and how many options they will choose to tender. If all eligible employees were to surrender all of their eligible options at an exchange ratio based on a fair market value of $12.00 per share of our common stock, then after the completion of the Option Exchange Program, we would have 8,742,539 fewer stock options outstanding. Following such an exchange, outstanding options would then represent approximately 11.42% of our outstanding shares versus 13.71% as of March 11, 2003.

PROPOSAL THREE — APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

      At the annual meeting, the stockholders are being requested to approve the proposed amendment to the 1996 Stock Option Plan, referred to as the “1996 Plan,” to increase by 6,000,000 the number of shares reserved for issuance to a total of 74,000,000.

Summary

      The 1996 Plan was adopted by our board of directors in March 1996 and approved by our stockholders in May 1996. The 1996 Plan as adopted had 2,000,000 shares of common stock reserved for issuance. Through the years the stockholders have approved several amendments to the 1996 Plan, which have increased the number of shares reserved for issuance to a current total of 68,000,000.

      In October 2000, our board of directors approved a proposal for restricting repricing of stock options granted under the 1987 Stock Option Plan, the 1996 Plan, and the 1998 Director Plan. Effective October 2000, we cannot, without the approval of a majority of our stockholders, amend any granted option to reduce the exercise price of the granted option or cancel any granted option in exchange for another option with a lower exercise price. These restrictions, however, do not apply where the amendment or cancellation of the granted option is necessary or appropriate to preserve the aggregate spread on the granted option following a stock dividend, merger, spin-off, or other corporate change.

      As of the record date, options to purchase an aggregate of 52,676,805 shares were outstanding and options to purchase 7,703,917 shares were available for future grant. In addition, 7,619,278 shares had been issued pursuant to the exercise of stock options granted under the 1996 Plan. The 1996 Plan authorizes the board of directors or a committee of the board to grant stock options to eligible employees of Altera. The 1996 Plan is structured to allow the board of directors broad discretion in creating equity incentives in order to assist us in attracting, retaining, and motivating the best available personnel for the successful conduct of our business. The board of directors believes that the remaining shares available for grant under the 1996 Plan are not sufficient to accomplish these purposes. Specifically, the board of directors believes that an increase in the number of shares reserved for issuance under the 1996 Plan is necessary to attract and hire new employees, to motivate and retain existing employees, and to ensure that a sufficient number of shares are available for options assumed or granted in connection with acquisitions we may undertake.

      In January 2003, the board of directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by 6,000,000, thereby increasing the total number of shares issuable under the 1996 Plan from 68,000,000 to 74,000,000.

      Under our stock repurchase program, the board of directors has authorized management to purchase up to 68,000,000 shares of common stock in the open market from time to time. In July 1996, our board of directors approved our stock repurchase program, which initially authorized us to repurchase up to 2,000,000 shares of our common stock. Since June 1998, our board of directors has authorized several increases in the number of shares that we were authorized to repurchase, the most recent of which was an increase in October 2002 from 48,000,000 to 68,000,000 shares. Our goal is to use our stock repurchases under this program to offset the potential share dilution from stock options granted under the 1996 Plan and the 1987 Stock Option Plan and from shares purchased under the 1987 Employee Stock Purchase Plan. Between the years of 1996 and 2002, we repurchased an aggregate of 46,020,000 shares, substantially offsetting the potential share dilution from the activity in those years relating to the 1996 Plan, the 1987 Stock Option Plan, and the 1987 Employee Stock Purchase Plan. Consequently, we may repurchase a total of 21,980,000 shares in the future under our stock repurchase program as currently approved by our board of directors.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the amendment to the 1996 Plan. To provide incentives to eligible employees and to align their interests directly with those of the stockholders, our board of directors has unanimously approved the proposed amendment and recommends that stockholders vote “FOR” such amendment.

Essential Features of the 1996 Plan

     General

      The 1996 Plan permits stock option grants to our employees, or any employees of a parent or subsidiary of Altera. Our board of directors or a committee of the board has the discretion to grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the “Code,” or nonstatutory stock options. We do not currently have plans to grant incentive stock options under the 1996 Plan.

      The 1996 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of ERISA.

     Purposes

      The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, to promote the success of our business, and to clearly align the interests of eligible employees directly with those of the stockholders.

     Administration

      The 1996 Plan may be administered by our board of directors or by a committee designated by the board of directors. Once appointed, the committee members shall continue to serve until otherwise directed by the board of directors. The administration, interpretation, or application of the 1996 Plan by the board of directors or by the committee shall be final, conclusive, and binding upon all participants. The board of directors will administer the 1996 Plan, subject (1) to the authority delegated to the stock option plan committee to grant stock options to employees other than executive officers and directors and (2) to the authority delegated to our compensation committee to grant stock options to our executive officers (other than our Chief Executive Officer and President), directors, and 10% stockholders, as each such term is defined under Section 16 of the Exchange Act. Currently, the stock option plan committee consists of John P. Daane, and the compensation committee consists of Deborah D. Rieman and William E. Terry. Except for the compensation described in “Proposal One — Election of Directors — Director Compensation,” members of the board of directors and the committees will receive no additional compensation for administering the 1996 Plan. Copies of the 1996 Plan are available free of charge upon request at our principal executive offices.

     Eligibility

      The 1996 Plan provides for the grant of stock options to employees, including employees who serve as both our officers and directors, and our employees of any parent or subsidiary of Altera whom the board of directors or the committees determine are eligible to be granted stock options under the 1996 Plan. The board of directors or the committees determine the number of shares subject to each stock option. As of the record date, approximately 1,907 employees, including officers, were eligible to participate in the 1996 Plan.

      The 1996 Plan imposes a limitation on grants to any optionee in any fiscal year so that the aggregate grants in any one year to any optionee may not exceed 2,000,000 shares per fiscal year; provided, however, that new hires may receive additional stock option grants for no more than 2,000,000 shares in the year they are hired. In addition, there is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time in any calendar year by an employee.

     Terms of Options

      Each stock option granted pursuant to the 1996 Plan is evidenced by a written stock option agreement between us and the optionee and is, in general, subject to the following terms and conditions:

      Exercise of the Option. The board of directors or the committees determine on the date of grant when stock options may be exercisable under the 1996 Plan.

      The form of stock option agreement used under the 1996 Plan for new and existing employees generally provides that a stock option will be exercisable cumulatively as to 25% of the stock option shares at the end of the first year and then monthly in equal amounts until 100% of the stock option shares have vested at the end of four years, so long as employment continues.

      Payment for shares issued upon exercise of a stock option may consist of cash, check, promissory note, an exchange of shares of our common stock, any combination of such methods of payment, or such other consideration as determined by the board of directors or the committees and as permitted under the Delaware General Corporation Law.

      Exercise Price. The exercise price of stock options granted under the 1996 Plan is determined by the board of directors or the committees, but may not be less than 100% of the fair market value of the common stock on the date the stock option is granted. The 1996 Plan provides that, because our common stock is currently traded on the Nasdaq Stock Market, the fair market value per share shall be the closing price on the Nasdaq Stock Market, on the date of grant of the stock option, as reported in The Wall Street Journal.

      Termination of Employment. If the optionee’s employment with us is terminated for any reason (other than death, total and permanent disability, or in certain cases, retirement), a vested stock option may generally be exercised within 30 days (or such other period of time, not exceeding three months in the case of incentive stock options, as is determined by the board of directors or the committee administering the 1996 Plan at the time of grant of such stock option) after such termination, but in no event later than the date of expiration of the term of such stock option. Further, the optionee may exercise the vested stock option only as to all or part of the shares that the optionee was entitled to exercise at the date of such termination. Generally, a termination is not deemed to occur if an optionee is on an approved leave of absence, or is transferred to a subsidiary or parent of Altera.

      Retirement. If an optionee satisfies certain requirements described below, the board of directors or the committee administering the 1996 Plan may, in its sole discretion, grant stock options that may continue to be exercisable following the optionee’s retirement from us, but such period may not extend beyond the date the stock option would otherwise terminate in accordance with its terms pursuant to the option agreement between us and the optionee.

      An optionee is eligible for extended exercisability of stock options upon retirement under the 1996 Plan only if he or she: (1) has terminated his or her employment with us after attaining the age of 55 and has completed at least ten years of service as an Altera employee, or (2) has terminated his or her employment with us as a result of disability, regardless of the optionee’s age, has completed ten years of service as an Altera employee, and is eligible for Social Security benefits.

      In addition, to be eligible for extended exercisability of stock options upon retirement under the 1996 Plan, an optionee must not have committed certain acts of misconduct, including (1) conduct related to employment for which either criminal or civil penalties may be sought, (2) willful violation of our written policies, (3) any activity that is in competition with us or any parent or subsidiary of Altera, or (4) unauthorized disclosure of our confidential information or trade secrets or the confidential information or trade secrets of any parent or subsidiary of Altera.

      Death or Disability. If an optionee is unable to continue his or her employment with us as a result of death, his or her stock options may be exercised at any time within six months from the date of death (but in no event later than the date of expiration of the term of such stock option) to the extent such stock options would have been exercisable on the date six months after the date of the optionee’s death. If an optionee should die after a termination of employment, but before his or her stock options have expired or been exercised, such stock options may be exercised at any time within six months after death (but in no event later than the date of expiration of the term of such stock option) but only to the extent the stock options were exercisable on the date of termination. The board of directors or the committees may in their discretion extend the exercisability, but not the vesting, of such stock options for up to twelve months from the date of death.

      If an optionee is unable to continue his or her employment with us as a result of total and permanent disability, and except as otherwise provided above with respect to retirement, his or her stock options may be exercised at any time within three months after termination (or such other period not exceeding twelve months as determined by the board of directors or the committees, but in no event later than the date of expiration of the term of such stock option) to the extent the stock option was exercisable on the date of termination.

      Term and Termination of Options. Stock options granted under the 1996 Plan expire ten years from the date of grant, unless a shorter period is provided in the stock option agreement. The current form of option agreement provides for a ten-year term. No stock option may be exercised by any person after the expiration of its term.

      Nontransferability of Options. A stock option is not transferable by the optionee, other than by will or the laws of descent and distribution. If the optionee dies, stock options may be exercised by a person who acquires the right to exercise the stock option by bequest or inheritance.

      Other Provisions. The stock option agreement may contain such other terms, provisions, and conditions not inconsistent with the 1996 Plan as may be determined by the board of directors or the committee administering the 1996 Plan.

     Adjustments Upon Changes in Capitalization or Merger

      In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment shall be made by the board of directors in the stock option exercise price and in the number of shares subject to each stock option.

      In the event of our proposed dissolution or liquidation, we are required to notify each optionee as soon as practicable prior to the effective date of the proposed transaction. The board of directors or a committee may, in its discretion, provide for an optionee to have the right to exercise his or her stock options prior to the transaction and may, in addition, accelerate the exercisability of stock options so as to permit optionees to exercise their stock options to purchase shares of common stock for which the stock options would not otherwise be exercisable. To the extent a stock option has not been previously exercised, it will terminate immediately prior to the proposed liquidation or dissolution.

      In the event of a proposed sale of our assets or our merger with or into another corporation, all stock options will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation refuses to fully assume all stock options, the optionees shall have the right to exercise stock options prior to such transaction for all shares of common stock subject to such stock options, including shares for which such stock options would not otherwise be exercisable. Stock options will be considered assumed if, following the merger or sale of assets, the option or right granted to the optionee by the purchaser or acquirer confers the right to receive for each share of common stock subject to such stock options the consideration received in the merger or sale of assets in exchange for outstanding shares of the common stock on the date of the transaction; provided, however, that if the consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the board of directors or the committee administering the 1996 Plan may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the stock option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of our common stock in the merger or sale of assets.

     Amendment and Termination

      The board of directors may amend, alter, suspend, or terminate the 1996 Plan, or any part of the 1996 Plan, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the 1996 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the board of directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1996 Plan without the written consent of the optionee. Unless terminated earlier, the 1996 Plan shall terminate ten years from the date of its approval by our stockholders.

     Tax Information

      Incentive Stock Options. The Code provides to optionees favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option granted under the 1996 Plan is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option, and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. We will not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

      Upon the sale of the shares issued upon exercise of an incentive stock option at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxed to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

      Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

      Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan will not qualify for any special tax benefits to the optionee.

      An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized.

      Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

      During fiscal 2002, we received a tax benefit resulting from tax deductions of approximately $7.1 million and $7.0 million with respect to options exercised by employees under the 1987 Stock Option Plan and the 1996 Plan, respectively. During fiscal 2002, we also received a tax benefit resulting from research and development credits of approximately $603,000 and $268,000 with respect to options exercised by employees under the 1987 Stock Option Plan and the 1996 Plan, respectively. These amounts are in addition to approximately $4.8 million and $27.0 million we received as payment of the exercise price of such options under the 1987 Stock Option Plan and the 1996 Plan, respectively.

      Tax Summary. The foregoing summary of the effect of federal income taxation upon the optionee and us with respect to the grant of stock options and purchase of shares under the 1996 Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an optionee’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the optionee may reside.

     Participation in the 1996 Plan

      The grant of stock options under the 1996 Plan to executive officers, including NEOs, is subject to the discretion of the board of directors and the compensation committee. Since the 1996 Plan’s inception, Messrs. Daane, Berlan, Sarkisian, Papa, and Plofsky were granted options to purchase 2,500,000, 2,060,000,

1,580,000, 600,000, and 820,000 shares, respectively. Since the 1996 Plan’s inception, all current executive officers as a group, including NEOs, and all other employees as a group were granted as of December 31, 2002 options to purchase 10,741,750 and 68,258,477 shares, respectively. During this period, options to purchase an aggregate of 18,590,626 were cancelled. Since the 1996 Plan’s inception, none of our current directors, excluding current or former executive officers, have been granted options to purchase shares under the 1996 Plan. As of December 31, 2002, the weighted average exercise price of outstanding options under the 1996 Plan was $20.00. As of the date hereof, there has been no determination as to future awards under the 1996 Plan. Accordingly, future benefits or amounts received are not determinable.

PROPOSAL FOUR — APPROVAL OF AMENDMENT TO

1987 EMPLOYEE STOCK PURCHASE PLAN

      At the annual meeting, the stockholders are being requested to approve the proposed amendment to the 1987 Employee Stock Purchase Plan, referred to as the “1987 Purchase Plan,” to increase by 2,000,000 the number of shares reserved for issuance.

General

      The 1987 Purchase Plan was adopted by our board of directors in August 1987 and approved by our stockholders in September 1987. The 1987 Purchase Plan as adopted had 200,000 shares of common stock reserved for issuance. Through the years, the board of directors has authorized, and stockholders have approved, amendments to the 1987 Purchase Plan to increase the shares reserved for issuance. Most recently, at the annual meeting in 2002, the stockholders approved an amendment increasing the number of shares reserved for issuance under the 1987 Purchase Plan by an aggregate of 1,500,000 shares to 15,700,000. In January 2003, the board of directors approved an amendment to the 1987 Purchase Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by 2,000,000, thereby increasing the total number of shares issuable under the 1987 Purchase Plan from 15,700,000 to 17,700,000.

      As of the record date, 13,936,291 shares had been issued pursuant to the exercise of options to purchase shares under the 1987 Purchase Plan, and 1,763,709 shares are available for future grant.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the amendment to the 1987 Purchase Plan. Our board of directors has unanimously approved the proposed amendment and recommends that the stockholders vote “FOR” such amendment.

Essential Features of the 1987 Purchase Plan

     General

      The 1987 Purchase Plan, and the right of participants to make purchases under the 1987 Purchase Plan, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Sections 421 and 423 of the Code. The provisions of the 1987 Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code.

      The 1987 Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

     Purpose

      The purpose of the 1987 Purchase Plan is to provide our employees, including the employees of any of our subsidiaries designated by the board, with an opportunity to purchase our common stock through accumulated payroll deductions.

     Administration

      The 1987 Purchase Plan may be administered by our board of directors or a committee of board members appointed by the board of directors. Once appointed, the members of the committee shall continue to serve until otherwise directed by the board of directors. The administration, interpretation, or application of the 1987 Purchase Plan by the board of directors or by the committee shall be final, conclusive, and binding upon all participants to the full extent provided by law. No charges for administrative or other costs may be made against the payroll deductions of a participant in the 1987 Purchase Plan. Members of the board of directors receive no additional compensation for administering the 1987 Purchase Plan. Currently, John P. Daane is the sole member of the committee that administers the 1987 Purchase Plan.

     Eligibility

      Any person, including an officer, who is customarily employed for at least twenty hours per week and more than five months in a calendar year by us or any of our designated subsidiaries, as of an offering date shall be eligible to participate in the 1987 Purchase Plan. An offering date is the first trading day of a given offering period. Notwithstanding the foregoing, no participant shall be granted an option to purchase shares under the 1987 Purchase Plan:

•	that would permit the participant’s rights to purchase stock under all of our employee stock purchase plans and those of our subsidiaries to accrue at a rate that exceeds $21,250 (which is 85% of $25,000 of the fair market value of such stock determined at the time such stock option is granted) for each calendar year in which such option is outstanding at any time; or

•	if, after the grant of an option, the participant would own common stock or options to purchase common stock equal to 5% or more of the total combined voting power or value of all classes of our capital stock or capital stock of any of our subsidiaries.

      For purposes of the 1987 Purchase Plan, the employment relationship will be treated as continuing intact while a participant is on sick leave or other leave of absence approved by us. However, where the period of leave exceeds 90 days and the participant’s right to reemployment is not guaranteed either by statute or by contract, the participant will be deemed to have withdrawn from the 1987 Purchase Plan on the 91st day of such leave.

      Furthermore, if, on a purchase date, the number of shares that would otherwise be subject to stock options under the 1987 Purchase Plan exceeds the number of shares available for sale as of the beginning of the applicable offering period, a pro rata allocation of the available shares shall be made in as uniform and as equitable a manner as is practicable.

      As of the record date, approximately 1,907 employees were eligible to participate in the 1987 Purchase Plan.

     Enrollment in the Plan

      Eligible employees become participants in the 1987 Purchase Plan by completing a subscription agreement authorizing payroll deductions prior to the applicable offering date. A person who becomes employed after the commencement of an offering period may not participate in the 1987 Purchase Plan until the commencement of the next offering period.

     Offering Periods; Purchase Periods

      Typically, the 1987 Purchase Plan is implemented by consecutive, overlapping twelve-month offering periods, with a new offering period commencing on the first trading day on or after May 1 and November 1 of each year and terminating on the trading day on or before April 30 and October 31. Each twelve-month offering period generally includes two six-month purchase periods. In the future, the board of directors may alter the duration of the offering periods, including the commencement dates, with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

     Purchase Price

      The purchase price at which shares are sold under the 1987 Purchase Plan is 85% of the lower of the fair market value of a share of our common stock on (1) the first trading day of the offering period, or (2) the last trading day of the purchase period. If the fair market value at the end of any purchase period is less than the fair market value at the beginning of the offering period, each participant will be automatically withdrawn from the current offering period following the purchase of shares on the purchase date and will be automatically re-enrolled in the immediately following offering period. The 1987 Purchase Plan provides that, because our common stock is currently traded on the Nasdaq Stock Market, the fair market value of a share of our common stock on a given date shall be the closing price on the Nasdaq Stock Market, on such date, as reported in The Wall Street Journal.

     Payment of the Purchase Price; Payroll Deductions

      The payroll deductions accumulated during the offering period are applied to the purchase of the shares. The deductions may not exceed 10% of a participant’s eligible compensation received on each pay day. The aggregate of such payroll deductions during the offering period cannot exceed 10% of his or her aggregate eligible compensation during such offering period up to a maximum of $21,250 (which is 85% of $25,000 of the fair market value of such stock determined at the time such stock option is granted) for each calendar year. Eligible compensation is defined as all regular straight time gross earnings, plus sales commissions and sales incentives earned during the entire offering period, but exclusive of payments for overtime, shift premium, other incentive payments, bonuses, or other compensation.

      Payroll deductions shall commence on the first pay day following the first day of the offering period and shall continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest shall accrue on the payroll deductions of a participant in the 1987 Purchase Plan. At any time during the offering period, a participant may discontinue or decrease his or her payroll deductions under the 1987 Purchase Plan without withdrawing amounts previously contributed. A participant may increase his or her rate of payroll deductions only for a subsequent offering period and may not increase his or her rate of payroll deductions during an outstanding offering period in which such participant is currently participating.

      All payroll deductions received or held by us under the 1987 Purchase Plan may be used by us for any corporate purpose, and we are not obligated to segregate such payroll deductions. Until the shares are issued, participants only have the rights of an unsecured creditor.

     Purchase of Stock; Grant of Options

      On the first day of each offering period, each eligible employee participating in the 1987 Purchase Plan shall be granted an option to purchase up to a maximum of 10,000 shares of our common stock during each purchase period. The exact number of shares is determined by dividing such employee’s accumulated payroll deductions at the end of the purchase period by the option purchase price determined as described above, subject to the limitations set forth in the 1987 Purchase Plan. For future offering periods, the board of directors may increase or decrease, in its absolute discretion, the maximum number of shares of our common stock that may be purchased during each purchase period of the offering period.

     Exercise of Options

      Unless the participant’s participation is discontinued, each participant’s option for the purchase of the maximum number of full shares will be exercised automatically at the end of the purchase period at the applicable price.

     Withdrawal

      A participant may withdraw all, but no less than all, the payroll deductions credited to his or her account under the 1987 Purchase Plan at any time prior to the last day of the offering period by giving written notice to us. All of the participant’s payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, his or her option for the current period will automatically terminate, and no further payroll deductions for the purchase of shares will be made during the offering period.

      A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the 1987 Purchase Plan or in any similar plan that we may adopt.

     Termination or Interruption of Employment

      Upon termination or interruption of a participant’s employment for any reason, including retirement or death, prior to the last day of the offering period, the payroll deductions credited to the participant’s account will be returned to such participant, or, in the case of the participant’s death, to the person or persons entitled thereto as specified in the participant’s subscription agreement, and his or her option will be automatically terminated.

     Adjustments upon Changes in Capitalization or Merger

      In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of our proposed dissolution or liquidation, the offering periods then in progress will be shortened and a new exercise date will be set. The board of directors shall notify the participant at least ten days prior to the new exercise date that the exercise date has been changed and that the participant’s option will be exercised automatically, unless the participant has withdrawn from the offering period prior to the new exercise date. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the participant’s outstanding option will be assumed or substituted for by the successor corporation, or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or provide a substitute for the participant’s outstanding options, we will take the same actions under the plan as previously described with respect to a proposed dissolution or liquidation.

     Nonassignability

      Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the 1987 Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the 1987 Purchase Plan. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that we may treat such act as an election to withdraw from the 1987 Purchase Plan.

     Amendment and Termination of the Plan

      The board of directors may at any time or from time to time amend or terminate the 1987 Purchase Plan, except that such termination shall not affect options previously granted nor, generally, may any amendment make any change in an option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code, we shall obtain stockholder approval in such a manner and to such a degree as required.

      Without stockholder approval and without regard to whether any participant rights may be adversely affected, the board of directors may (1) change the offering periods, (2) limit the frequency and/or number of changes in the amount withheld during an offering period, (3) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (4) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, (5) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and (6) establish such other limitations or procedures that the board of directors determines, in its sole discretion, are advisable and that are consistent with the 1987 Purchase Plan.

      The 1987 Purchase Plan shall continue in effect until terminated as described above.

     Tax Information

      The 1987 Purchase Plan and the right of participants to make purchases under the 1987 Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

      If the shares are sold or disposed of, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the “option price,” or (b) 15% of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

      If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

      If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

      The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the 1987 Purchase Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

     Participation in the 1987 Purchase Plan

      Eligible employees participate in the 1987 Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the 1987 Purchase Plan. Accordingly, future purchases under the 1987 Purchase Plan are not determinable at this time.

PROPOSAL FIVE — RATIFICATION OF APPOINTMENT OF

INDEPENDENT ACCOUNTANTS

      At the annual meeting, the stockholders are being requested to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2003. We expect that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote Required and Board of Directors’ Recommendation

      Although it is not required to do so, the board of directors is submitting the audit committee’s selection of our independent auditors for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Whether the proposal is approved or defeated, the audit committee may reconsider its selection. The board of directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

      Stockholders with shares registered directly with EquiServe may vote those shares telephonically by calling EquiServe at (877) 779-8683 (within the U.S. and Canada only, toll-free), or via the Internet at EquiServe’s voting Web site (www.eproxyvote.com/altr).

For Shares Registered in the Name of a Broker or a Bank

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

DELIVERY OF VOTING MATERIALS

      To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement and our 2002 annual report, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

      If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at: (408) 544-7000 or by writing us at: Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

ANNUAL REPORT

      Our 2002 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2002, has been mailed to stockholders along with this proxy statement. If you have not received or had access to our annual report, please call Investor Relations at (408) 544-7000, and a copy will be sent to you.

STOCKHOLDER PROPOSALS

      In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2004 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than November 26, 2003. Such proposal should be sent to our Secretary at 101 Innovation Drive, San Jose, California 95134.

      If a stockholder wishes to present a proposal before the 2004 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must give written notice to us at the address noted above. The notice must be submitted by February 9, 2004 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder submits a proposal after February 9, 2004, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2004 annual meeting.

      It is important that proxies be returned promptly. Therefore, stockholders, whether or not they expect to attend the meeting in person, are requested to complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this proxy statement.

For the Board of Directors
ALTERA CORPORATION

Katherine E. Schuelke
Secretary

Dated: March 25, 2003

APPENDIX A

THE BOARD OF DIRECTORS OF ALTERA CORPORATION

AUDIT COMMITTEE CHARTER

PURPOSE

      The Audit Committee (the “Committee”) of Altera Corporation (“Altera”) is chartered to oversee (1) the integrity of reported financial results, (2) the quality and adequacy of disclosures, (3) the soundness of the Altera’s accounting policies and internal controls, (4) Altera’s compliance with significant applicable financial, legal, and ethical requirements, (5) the independence and performance of Altera’s external auditors, and (6) communications among the external auditors, financial and senior management, and the board of directors. In performing its role, the Committee shall comply with all Securities and Exchange Commission (“SEC”) and National Association of Securities Dealers, Inc. (“NASD”) regulations covering audit committees of public corporations. Altera shall provide appropriate funding as determined by the Committee for payment of compensation to the external auditors and any advisors employed by the Committee.

      While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that Altera’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those tasks are the responsibility of management and the external auditors. The external auditors are ultimately accountable to the board of directors through its interaction with the Committee.

MEMBERSHIP

      The Committee shall consist of at least three members of the board of directors. Each Member (the “Member”), including the chairperson, shall be appointed annually by, and shall serve at the discretion of, the board of directors and shall not receive any compensation from Altera other than compensation for board or committee service. At the time of appointment, each Member shall be an independent director, as such term is defined by applicable law, the SEC and NASD, and shall be generally knowledgeable in financial, accounting, and auditing matters and shall be able to read and understand financial statements. In addition, at least one Member shall be a financial expert, as such term is defined by applicable law and the SEC.

DUTIES AND RESPONSIBILITIES

      The specific duties and responsibilities of the Committee include the following:

1. The Committee shall have sole responsibility for hiring and firing the external auditors and shall review and approve the scope of the annual audit plan.

2. The Committee shall review and evaluate the external auditors’ qualifications, independence and performance, taking into account the opinions of Company management.

3. The Committee shall obtain from the external auditors an annual written communication that is prepared in accordance with Standard No. 1 of the Independence Standards Board delineating all relationships of the external auditors with Altera as well as the nature and extent of the professional advisory services provided to Altera. The Committee shall present its conclusions on the foregoing matters to the board of directors and shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the external auditors. The Committee shall also approve, in advance, all permissible non-audit services performed by the external auditors. The Committee also shall annually review all non-audit services performed by the external auditors in order to ensure that the audit firm remains independent and objective.

4. The Committee shall direct the activities and review the findings of the external auditors. Upon completion of the annual audit, the Committee shall review the audited financial statements and discuss the results of the audit with the external auditors and management. The review will focus on significant areas including, but not limited to:

a. all critical accounting policies and practices, such as the application of Altera’s revenue recognition and inventory reserve policies;

b. litigation reserves;

c. other significant commitments and contingencies;

d. the effect or potential effect of off-balance sheet structures on Altera’s financial statements;

e. any correspondence with regulators or governmental agencies and any employee complaints that raise material and credible issues regarding Altera’s financial statements or accounting policies;

f. the accounting treatment for any significant non-routine transactions;

g. any new accounting, reporting, or disclosure requirements, the application of those standards to Altera’s public filings, and changes in accounting policy or its application; and

h. other matters (i) required by applicable law, the SEC and NASD or (ii) related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

5. The Committee shall obtain timely reports from the external auditors regarding any material written communication between the external auditors and management, such as any management letter or schedule of unadjusted differences.

6. Upon completion of the annual audit, the Committee shall engage in an independent discussion with the external auditors and inquire as to:

a. whether there were any difficulties or disputes with management during the audit;

b. whether there were any accounting or disclosure issues not resolved to the satisfaction of the external auditors;

c. whether management cooperated with the external auditors during their examination including providing access to all requested information and whether there were any restrictions on the scope of their activities; and

d. whether there are any other matters that should be discussed with the Committee that have not been raised or covered elsewhere.

The Committee shall receive a confidential assessment of the competence of Altera’s financial and accounting personnel and any relevant recommendations made by the external auditors. The Committee shall resolve any disagreements between the external auditors and management regarding financial reporting.

7. The Committee shall review the external auditors’ assessment of Altera’s internal accounting and financial controls and major financial exposures, including those related to risk assessment and risk management, and recommendations and discuss management’s responses to those findings.

8. Annually, the Committee shall direct independent assessments of the security and back-up and contingency provisions of Altera’s computer systems and discuss management’s responses to those assessments.

9. The Committee shall, unless otherwise performed by a comparable body of the board of directors, review and approve all related-party transactions, as such term is defined by the SEC and NASD.

10. The Committee shall review with Altera’s legal counsel any legal matters that could have a significant impact on Altera’s financial statements.

11. The Committee shall routinely review Altera’s foreign exchange exposures and hedging practices, share repurchase activity, and tax planning and compliance activities.

12. The Committee shall review, and approve changes to, Altera’s investment policy and performance.

13. The Committee shall review and approve the code of ethics for senior financial officers and any changes to or waivers of such code.

14. The Committee shall review at least annually the Company’s legal entity structure.

15. The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

16. The Committee may form and delegate authority to subcommittees when appropriate.

17. The Committee shall review this charter as circumstances dictate, but no less frequently than annually, and recommend any changes to the board of directors. The Committee shall also annually evaluate its operation against this charter.

      The Committee shall perform such other functions as assigned by law, Altera’s charter or bylaws, or the board of directors.

AUTHORITY

      The Committee has the following authority:

1. In discharging its oversight role, the Committee shall have full authority to conduct or authorize any investigation on matters within the scope of the Committee’s duties and responsibilities, including matters related to the integrity of reported financial results, the soundness of Altera’s accounting policies and internal control systems, and any material illegal act or conflict of interest that could jeopardize Altera’s control systems or the integrity of its financial statements and disclosure.

2. The Committee shall have the sole authority to appoint, approve the compensation for, and oversee the external auditors.

3. The Committee shall have the authority to engage and approve the compensation and other retention terms for independent counsel and other advisors as necessary to perform its duties and responsibilities.

MEETINGS

      The Committee shall meet, either in person or via telephonic conference, on a regular basis, at least quarterly, or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

MINUTES

      The Committee shall maintain written minutes of its meetings and shall file such minutes with the minutes of the meetings of the board of directors.

COMMUNICATION AND REPORTING

      The Committee is expected to maintain free and open communication with the external auditors, financial and senior management, and the board of directors. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall also report on the Committee activities to the full board. Finally, the Committee shall provide to Altera’s stockholders a report in Altera’s annual proxy statement. This Committee report shall comply with the requirements of Item 306 of Regulation S-K and shall include the Committee’s review and discussion of matters with management and the external auditors.

APPENDIX B

TEXT OF PROPOSED AMENDMENT TO 1996 STOCK OPTION PLAN

      This amendment amends the Altera Corporation (the “Company”) 1996 Stock Option Plan (the “Plan”). Section 6 of the Plan is hereby amended to insert the following subparagraph (d):

(d) Stock Option Exchange Program.

(i) In General. Certain Optionees will be permitted to make a one-time exchange (the “Option Exchange Program”) of certain Options for a lesser number of new Options (“Replacement Options”). Subject to part (iii) below, only Options having an exercise price that is at least 150% of the fair market value of the Company’s Common Stock as of May 23, 2003 will be eligible for the exchange (“Eligible Options”). The fair market value of the Company’s Common Stock is defined for purposes of the Option Exchange Program as the average closing price of the Company’s Common Stock over the twenty trading days preceding May 23, 2003 (the “FMV”). All Optionees except for (1) the Company’s six most highly compensated officers, (2) Employees hired after December 1, 2002, and (3) Employees located in countries where the Company decides, in its sole discretion, that it is not feasible or practical under local regulations to offer the Option Exchange Program are eligible to participate in the Option Exchange Program (collectively, “Eligible Optionees”). Subject to part (iii) below, Eligible Options that are tendered by Eligible Optionees will be exchanged for a lesser number of Replacement Options determined in accordance with the Option exchange ratios set forth below. The Replacement Options will be granted on a date determined by the Board of Directors that is at least six months and one day after the date on which the Eligible Options are surrendered.

(ii) Exchange Ratios. The number of Replacement Options granted according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. On May 23, 2003, the Administrator will select the Option exchange ratios from the table below based on the FMV as of May 23, 2003.

Potential Exchange Ratios for Possible FMVs Per Share of Our Common Stock

	Exercise Price of	$7.00 per	$9.50 per	$12.00 per	$14.50 per	$17.00 per
Tier	Old Options	share	share	share	share	share

1	$48.00 or Higher	5.00	4.00	3.00	2.50	2.25
2	$40.00 - $47.99	3.50	3.00	2.50	2.25	1.75
3	$30.00 - $39.99	2.50	2.25	2.00	1.75	1.50
4	$26.00 - $29.99	2.25	2.00	1.50	1.50	1.25
5	Below $26.00*	2.00	1.75	1.50	1.50	1.25

*	An Option will be eligible for the exchange only if its exercise price is at least 150% of the FMV of our Common Stock on May 23, 2003. Consequently, certain Options in this tier (“Below $26.00”) may not be eligible for the exchange.

      If the FMV calculated on May 23, 2003 falls between any two of the values listed across the top row of the table above, the Administrator will interpolate between these values to determine an appropriate exchange ratio, rounded to the nearest 0.25 share. If the FMV calculated on May 23, 2003 is below $7.00 per share or above $17.00 per share, the exchange ratios will be recalculated based on the Black-Scholes valuation model. If the FMV calculated on May 23, 2003 is above $25.00 per share, the Option Exchange Program will be cancelled.

(iii) Options Granted Within Six-Months Prior to the Option Exchange Program. Once an Eligible Optionee elects to participate in the Option Exchange Program, he or she will be required to tender any Options granted within the six months preceding the commencement of the Option

B-1

Exchange Program (“Six Months Prior Options”). Six Months Prior Options are eligible to be exchanged even if such Options have an exercise price that is less than 150% of the FMV of the Company’s Stock as of May 23, 2003.

(iv) Replacement Options. Subject to possible differences in certain international locations, the Replacement Options will have an exercise price equal to the Fair Market Value of the Company’s Common Stock on the date of the new grant. Except in certain countries outside the United States as determined by the Administrator in its sole discretion and except in the case of Six Months Prior Options, the Replacement Options will have a term of seven years and will vest over a thirty-month period with twenty percent vesting on the six-month anniversary of the grant date and the remainder vesting in equal amounts on a monthly basis. The Replacement Options for the Six Months Prior Options will have the same term and vesting schedule as the Options they are replacing. All other terms of the Replacement Options will be governed by the Plan.

(v) Foreign Jurisdictions. In order to facilitate participation in the Option Exchange Program by those Eligible Optionees who are employed by the Company outside the United States, the Administrator may provide for such modifications and additional terms and conditions to the Option Exchange Program as the Administrator may consider necessary or appropriate to accommodate differences in local law, policy or custom, or to facilitate administration of the program.

B-2

Altera Corporation, The Programmable Solutions Company®, is a world leader in one of the fastest growing segments of the semiconductor industry: high-density programmable logic devices (PLDs). Altera PLDs are standard integrated circuits that offer significant advantages over custom logic chips such as application-specific integrated circuits (ASICs). Today’s high-density PLDs, used in concert with Altera’s desktop software design tools and optimized intellectual property (IP) building blocks, allow electronic systems manufacturers to execute on a single chip the same functionality that previously consumed an entire printed circuit board. This methodology, called “system on a programmable chip” (SOPC), helps electronic systems manufacturers shorten time-to-market and reduce development costs.

Altera serves over 14,000 customers in four primary market segments: communications, industrial and automotive, computer and storage, and consumer. The company sells its chips worldwide and derives more than half of its revenues from markets outside the United States. Altera common stock is traded on The Nasdaq Stock Market under the symbol ALTR. Altera’s web site is located at http://www.altera.com.

[2640 — ALTERA CORPORATION]  [FILE NAME: ZALC42.ELX]  [LOGO: ZALTRA]
[VERSION — (1)]  [03/03/03]  [orig. 03/03/03]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                                                              ZALC42

PROXY

ALTERA CORPORATION

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of ALTERA CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2003, and hereby appoints John P. Daane and Nathan M. Sarkisian and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of ALTERA CORPORATION, to be held on Tuesday, May 6, 2003 at 2:00 p.m., local time at 101 Innovation Drive, San Jose, California, and any adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

ALTERA CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet

1. Log on to the Internet and go to http://www.eproxyvote.com/altr.
2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

[2640 - ALTERA CORPORATION] [FILE NAME: ZALC41.ELX] [VERSION - (1)] [03/03/03] [orig. 03/03/03]

ZALC41

X Please mark votes as in this example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

1. Election of directors.

Nominees: (01) John P. Daane; (02) Robert W. Reed; (03) Charles M. Clough; (04) Robert J. Finocchio, Jr.; (05) Paul Newhagen; (06) Deborah D. Rieman; (07) William E. Terry

FOR ALL NOMINEES ☐ ☐ WITHHELD FROM ALL NOMINEES

☐ ______________________
For all nominees except as noted above

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the power of said attorneys-in-fact hereunder.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: ______________________ Date: __________ Signature: ______________________ Date: __________